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                                                                     EXHIBIT D.3

                               ESCROW AGREEMENT


         THIS ESCROW AGREEMENT ("Escrow Agreement" or "Agreement") is made and entered into this 18th day of June, 2001, by and among Max W. Hillman, Jr., Richard P. Hillman, Gary Seeds, Dennis Blake, and John McDonnell (collectively, the "Purchasers"), Allied Capital Corporation, a Maryland corporation and its successors ("Allied Capital"), and Citibank, N.A., a national banking association duly organized and validly existing under the laws of the United States of America, acting in its capacity as escrow agent (the "Escrow Agent").

                               WITNESSETH THAT:

         WHEREAS, Allied Capital has executed, simultaneously with the execution of this Escrow Agreement, an Agreement and Plan of Merger, dated as of June 18, 2001 (the "Merger Agreement"), pursuant to which a subsidiary of Allied Capital shall merge with and into SunSource Inc., a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth therein (the "Merger").

         WHEREAS, pursuant to the terms of the Merger Agreement, a Company Recapitalization (as that term is defined in the Merger Agreement) will take place immediately prior to the Effective Time (as that term is defined in the Merger Agreement) of the Merger, pursuant to which Purchasers will purchase a number of shares of Company Common Stock (as that term is defined in the Merger Agreement) from Allied Capital pursuant to the terms of the Equity Purchase Agreements, dated June 18, 2001, and entered into by each respective Purchaser and Allied Capital simultaneously with the execution of this Escrow Agreement (the "Equity Purchase Agreement").

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         WHEREAS, the Merger Agreement contemplates the execution and delivery of this Escrow Agreement and the deposit by the Purchasers with the Escrow Agent of cash funds in the aggregate amount of $1,543,217 in the proportions set forth on Exhibit D.

         NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

         1. Appointment of Escrow Agent. The Purchasers and Allied Capital each hereby appoint Citibank, N.A. as Escrow Agent to receive, hold, administer and deliver the Escrow Fund (as hereinafter defined) in accordance with this Escrow Agreement, and the Escrow Agent hereby accepts such appointment, subject solely to and upon the terms and conditions set forth herein.

         2. Establishment of Escrow Fund. Purchasers herewith deposit with the Escrow Agent, and the Escrow Agent hereby acknowledges receipt from Purchasers of cash funds in the aggregate amount of $1,543,217 (the "Deposit"). All cash earnings, interest and income from the Deposit which may, from time to time, be held by the Escrow Agent pursuant to the terms hereof are the property of the Purchasers, and are hereinafter referred to as the "Escrow Earnings." The Escrow Earnings shall be distributed on a quarterly basis commencing on September 30, 2001, to the Purchasers in the same proportion as shown on Exhibit D. The Deposit and the Escrow Earnings (collectively sometimes referred to herein as the "Escrow Fund") shall be held by the Escrow Agent in accordance with the terms and conditions hereinafter set forth. It is the parties' intention that the Escrow Agent shall dispose of the Escrow Fund in accordance with the express provisions of this Escrow Agreement, and shall not make, be required to make or be liable in any manner for its failure to make, any determination

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under the Merger Agreement, or any other agreement (except as expressly provided herein), including, without limitation, any determination of whether either the Purchasers or Allied Capital are entitled to delivery of payment of any or all of the Escrow Fund or to any other right or remedy thereunder. The Escrow Agent shall have no duty to solicit the Deposit.

         3. Investment of Escrow Fund by Escrow Agent. The Escrow Agent shall invest and reinvest the funds held in the Escrow Fund as Max W. Hillman, Jr. or John McDonnell, each acting as the representative of all the Purchasers (each, acting solely, or both acting together, the "Representative") shall direct by the furnishing of a written direction of investment to the Escrow Agent (a "Written Direction"); provided, however, that no investment or reinvestment may be made except in the following:

                  (a) direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United States of America;

                  (b) any money market fund substantially all of which is invested in the foregoing investment categories, including any money market fund managed by Escrow Agent and any of its affiliates (i.e., Citifunds US Treasury Reserve; Citifunds Cash Reserve).

                  If Escrow Agent has not received a Written Direction at any time that an investment decision must be made, Escrow Agent shall invest the Escrow Fund, or such portion thereof as to which no Written Direction has been received, in Citifunds Cash Reserve. Each of the foregoing investments shall be made in the name of Escrow Agent on behalf of the Purchasers. Except in the case of (b) above, no investment shall be made in any instrument or security that has a maturity of greater than 30 calendar days except that for 30 calendar days

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following the date of this Agreement, investments may be made in any instrument or security that has a maturity of no greater than 60 calendar days. Notwithstanding anything to the contrary contained herein, Escrow Agent may (but shall have no obligation), without notice to the Purchasers or Allied Capital, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any release of funds permitted or required hereunder, and Escrow Agent shall not be liable for or responsible for any loss, cost or penalty resulting from any such sale or liquidation. With respect to any cash received by Escrow Agent for deposit into the Escrow Fund or any Written Direction received by Escrow Agent with respect to investment of any funds in the Escrow Fund after twelve o'clock p.m., New York City time, the Escrow Agent shall not be required to invest such funds or to effect such investment instruction until the next day upon which banks in New York City are open for business.

         The parties to this Agreement acknowledge that non-deposit investment products are not obligations of, or guaranteed by, the Escrow Agent nor any of its affiliates, are not FDIC insured, and are subject to investment risks, including the possible loss of principal amount invested. Only deposits in the United States are subject to FDIC insurance.

         4. Release of Escrow Fund. The Escrow Agent shall hold the Escrow Fund until it delivers the Escrow Fund as provided in this Section 4, as follows:

                  (a) If the Escrow Agent receives irrevocable written instructions in the form of Exhibit A signed by each Purchaser and Allied Capital, stating that the consummation of the Merger shall occur, the Escrow Agent shall promptly deliver the Escrow Fund in accordance with said instructions.

                  (b) If the Escrow Agent receives written instructions signed by each Purchaser and Allied Capital stating that the consummation of the Merger did not occur and

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         directing payment of the Escrow Fund to either the Purchasers or
         Allied Capital, the Escrow Agent shall promptly deliver the Escrow Fund in accordance with such instructions.

                  (c) Except as set forth in (a) or (b) above, the Escrow Agent shall distribute the Escrow Fund upon notice from either the Purchasers or Allied Capital only in accordance with the procedures set forth in this subsection (c) below.

                           (i) Upon written notice from a Representative of the Purchasers, with evidence of service on Allied Capital, that the Company has accepted an Acquisition Proposal (as defined in the Merger Agreement, in accordance with Section 6.9 of the Merger Agreement, and evidence of such acceptance ("Acquisition Proposal Notice"), Escrow Agent shall, fifteen (15) calendar days after receipt of such notice, deliver the Escrow Fund to the Purchasers in the proportion shown on Exhibit D.

                           (ii) Upon written notice from Allied Capital to Escrow Agent, with evidence of service on the Purchasers, that Allied Capital has terminated the Merger Agreement due solely to a Purchaser's material breach of his Equity Purchase Agreement, or Voting Agreement (as defined in the Merger Agreement), or the failure of his Employment Agreement to be in full force and effect pursuant to Article VIII of the Merger Agreement by virtue of his resignation or refusal to perform the terms of his Employment Agreement (other than due to his death or disability), such notice in either event naming such Purchaser ("Allied Capital's Notice"), Escrow Agent shall deliver only that portion of the Escrow Fund including interest thereon, indicated on Exhibit D which corresponds to such

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                  Purchaser (or, if more than one, such Purchasers) who have committed the material breach (the "Breaching Purchaser") to Allied Capital fifteen (15) calendar days after receipt of Allied Capital's Notice unless the applicable Breaching Purchaser shall, prior to the expiration of the aforesaid 15-day period, give written notice to Escrow Agent with a copy to Allied Capital of his countervailing claim to the Escrow Fund ("Purchaser's Rebuttal Notice") in which case the provisions of Section 4(c)(iv) will apply with respect to the disputed portion of the Escrow Fund. Any distribution of the Escrow Fund to Allied Capital pursuant to this Clause
                  (ii) shall be deemed liquidated damages for the breach. The remaining portion of the Escrow Fund shall be delivered to the non-breaching Purchasers in the proportion shown on Exhibit D at the end of such 15-day period.

                           (iii) Upon written notice from a Representative to Escrow Agent, with evidence of service on Allied Capital, that the Merger Agreement has been terminated for any reason (the "Purchasers' Notice"), Escrow Agent shall deliver the Escrow Fund to the Purchasers in the proportions specified in Exhibit D, fifteen (15) calendar days after receipt of Purchasers' Notice, unless Allied Capital shall, prior to the expiration of the aforesaid 15-day period, give notice to Escrow Agent and the Purchasers as provided in Section 4(c)(ii) ("Allied Capital's Rebuttal Notice"), in which event the procedures set forth in Section 4(c)(ii) shall apply (as if the Allied Capital Rebuttal Notice constituted an Allied Capital Notice).

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                           (iv)     After timely receipt by Escrow Agent of a
                  Purchaser's Rebuttal Notice under Section 4(c)(ii), Escrow Agent shall not deliver the disputed portion of the Escrow Fund until such time as Escrow Agent receives (a) a written agreement signed by the applicable Breaching Purchaser and Allied Capital providing instructions as to the disposition of the Escrow Fund or (b) a certified copy of an order or judgment which has become final (meaning that the order or judgment is no longer subject to appeal or review) by a court of the State of Delaware or of the United States located in the State of Delaware ("Delaware Court") with respect to the disposition of the applicable Breaching Purchaser's or Allied Capital's claim which is presented to the Escrow Agent by the prevailing party. Escrow Agent shall deliver the Escrow Fund in accordance with said agreement, order or judgment.

                           (v) Notwithstanding the foregoing, after receipt by Escrow Agent of Allied Capital's Rebuttal Notice or a Purchaser's Rebuttal Notice, Escrow Agent may (a) deposit the disputed portion of the Escrow Fund with a new Escrow Agent agreed to in writing by Allied Capital and the Breaching Purchaser(s) or (b) commence an action in interpleader in the Delaware Court and deposit the Escrow Fund with such court.

                  (d) All deliveries of funds by the Escrow Agent to Allied Capital or the Purchasers as provided for herein shall be by wire transfer in immediately available funds to the accounts specified in Exhibit B or otherwise designated by Allied Capital or one of the Purchasers, as the case may be. In the event funds transfer instructions are given (other than in writing at the time of execution of this Agreement), whether in writing, by

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         telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call back to the applicable person or persons designated in Exhibit C attached hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated in Exhibit C attached hereto. To ensure accuracy of the instructions the Escrow Agent receives, the Escrow Agent may record such call backs. If the Escrow Agent is unable to verify the instructions, or is not satisfied with the verification it receives, it is hereby authorized to not execute such instruction until all issues have been resolved. The persons and telephone numbers for call backs may be changed by the applicable party only in writing signed by such party or an authorized representative, actually received and acknowledged by the Escrow Agent. The parties agree to notify the Escrow Agent of any errors, delays or other problems within thirty (30) calendar days after receiving notification that a transaction has been executed. If it is determined that the transaction was delayed or erroneously executed as a result of the Escrow Agent's error, the Escrow Agent's sole obligation is to pay or refund such amounts as may be required by applicable law. In no event shall the Escrow Agent be responsible for any incidental or consequential damages or expenses in connection with the instruction. Any claim for interest payable will be at the Escrow Agent's published savings account rate in effect in New York City, New York.

                  (e) Notwithstanding anything to the contrary in this Escrow Agreement:

                           (1) The Escrow Agent may deposit the Escrow Fund with the clerk of the Delaware Court upon commencement of an action in the nature of interpleader or in the course of any court proceedings.

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                           (2)      If at any time the Escrow Agent receives a
                  final written non-appealable order of the Delaware Court presented to the Escrow Agent by the prevailing party, or written instructions signed by both Allied Capital and the Purchasers, directing delivery or payment of any part of the Escrow Fund, or instructions as set forth in accordance with
                  Section 4(c), the Escrow Agent shall comply with such order or instructions.

                           (3) Upon any delivery or deposit of the Escrow Fund as provided in this Section 4(e), the Escrow Agent shall thereupon be released and discharged from any and all further obligations arising in connection with this Agreement.

         5.       Escrow Agent

                  (a) The Escrow Agent shall be entitled to reimbursement for all reasonable fees, expenses, disbursements and advances incurred or made by it in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). Such reimbursement for fees, expenses, disbursements and advances shall be paid by Allied Capital whether or not the Merger is consummated; the Escrow Agent fee shall be as indicated on Exhibit E attached hereto (the "Escrow Agent Fee") which shall be paid by Allied Capital upon execution of this Agreement. All invoices hereunder will be sent by the Escrow Agent to Allied Capital.

                  (b) The Escrow Agent shall have no liability or obligation with respect to the Escrow Fund except for the Escrow Agent's willful misconduct, bad faith or gross negligence. The Escrow Agent's sole responsibility shall be for the safekeeping, investment and disbursement of the Escrow Fund in accordance with the terms of this Agreement. The Escrow Agent shall have no implied duties or obligations and shall not

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         be charged with knowledge or notice of any fact or circumstance not specifically set forth herein or not given in compliance with this Agreement. Escrow Agent may conclusively rely upon any instrument (whether in its original or facsimile form), and shall have no liability for acting in accordance with such instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions of this Agreement. In no event shall the Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages. The Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Fund, any account in which the Escrow Fund is deposited, or this Agreement, or to appear in, prosecute or defend any such legal action or proceeding. The Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion, advice or instruction of such counsel. Allied Capital, shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

                  (c) The Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by the Delaware Court with respect to the Escrow Fund, without determination by the Escrow Agent of such court's jurisdiction in the matter; provided, however, that such Court order or process must be presented to the Escrow Agent in writing by the prevailing party. If any portion of the Escrow Fund is at any time

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         attached, garnished or levied upon under order of the Delaware Court, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order of the Delaware Court, or in case any order, judgment or decree of the Delaware Court shall be made or entered by any Court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, upon presentation of such Court order by the prevailing party to the Escrow Agent, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

                  (d) From and at all times after the date of this Agreement, Allied Capital shall, to the fullest extent permitted by law and to the maximum extent contemplated herein, fully indemnify and hold harmless Escrow Agent, its affiliates and their respective directors, officers, employees, subsidiaries, affiliates and agents (collectively, the "Indemnified Parties") against any and all actions, claims (whether or not valid), losses, judgments, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorney's fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, whether threatened or initiated, asserting a claim for any legal or equitable

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         remedy against any person under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by the Delaware Court, subject to no further appeal, to the extent such liability resulted from the gross negligence, bad faith or willful misconduct of such Indemnified Party. If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify Allied Capital in writing, and Allied Capital shall assume the defense thereof with counsel reasonably satisfactory to the Escrow Agent, including the employment of counsel and the payment of all expenses. Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel (who may be selected by such Indemnified Party in its sole discretion) in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such Indemnified Party, except that Allied Capital shall be required to pay such fees and expenses if (a) Allied Capital agrees to pay such fees and expenses, (b) Allied Capital shall fail to assume the defense of such action or proceeding or shall fail, in the reasonable discretion of such Indemnified Party, to employ counsel satisfactory to the Indemnified Party in any such action or proceeding, (c) Allied Capital or Purchasers are the plaintiff in any such action or proceeding, (d) the named or potential parties to such action or proceeding (including any potentially impleaded parties) include both the Indemnified Party and Allied Capital and/or the Purchasers, and the Indemnified Party

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         shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to Allied Capital or the Purchasers, or (e) Escrow Agent shall have reasonably and in good faith concluded, based upon the advice of counsel, that there is a conflict of interest between Allied Capital or Purchasers and the Escrow Agent in the conduct of the defense of such action. Allied Capital shall be liable to pay fees and expenses of counsel pursuant to the preceding sentence. All such fees and expenses payable by Allied Capital pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance and after the final disposition of such action or claim. All of the foregoing losses, damages, costs and expenses of the Indemnified Parties shall be payable by Allied Capital, upon demand by such Indemnified Party; provided, however, that in the event that Allied Capital pays any amount of such fees and expenses, and the action, claim, suit, demand or proceeding arises solely from the conduct or actions of a Purchaser or Purchasers, each referred to as an "Accountable Purchaser," then in such event, Allied Capital shall have the right to reimbursement for such payment from the Accountable Purchasers, jointly and severally. The obligations of Allied Capital and the Accountable Purchasers under this Section 5(d) shall survive any termination of this Agreement and the resignation or removal of the Escrow Agent shall be independent of any obligation to the Escrow Agent.

                  The parties agree that the payment by Allied Capital of any claim by the Escrow Agent for indemnification shall not impair, limit, modify, or affect as between Allied Capital and the Purchasers, the respective rights and obligations of Allied Capital and the Purchasers.

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                  (e)      The Escrow Agent shall not be subject to, nor
         required to comply with, any other agreement between or among any or all of the Purchasers and Allied Capital or to which the Purchasers or Allied Capital is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Escrow Agreement) from any Purchaser or Allied Capital or any entity acting on its behalf. The Escrow Agent shall not be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. Escrow Agent shall not be responsible for monitoring the compliance by Purchasers, Allied Capital or the Company, and shall not be responsible for any failure by the Purchasers, Allied Capital or the Company to comply, with any of the obligations relating to the Merger, including, without limitation, obligations under applicable securities laws or under the Merger Agreement.

                  The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

                  Unless otherwise specifically set forth herein, the Escrow Agent shall proceed as soon as practicable to collect any checks or other collection items at any time deposited hereunder. The Escrow Agent shall notify Allied Capital of any checks or deposits from Purchasers that have not been paid and are in collection. All such collections shall be

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         subject to the Escrow Agent's usual collection practices or terms regarding items received by the Escrow Agent for deposit or collection. The Escrow Agent shall not be required, or have any duty, to notify anyone of any payment or maturity under the terms of any instrument deposited hereunder, nor to take any legal action or enforce payment of any check, note or security deposited hereunder or to exercise any right or privilege which may be afforded to the holder of any such security.

                  In the event of any ambiguity or uncertainty hereunder or in any notice, instruction, court order or judgment, or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its sole discretion, refrain from taking any action other than retain possession of the Escrow Fund, unless the Escrow Agent receives written instructions, signed by the party whose signature is otherwise required for disbursement under the terms of this Agreement, which eliminates such ambiguity or uncertainty.

                  In the event of any dispute between or conflicting claims by or among Allied Capital and the Purchasers and/or any other person or entity with respect to any Escrow Fund, the Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Fund so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to Allied Capital and the Purchasers for failure or refusal to comply with such conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of the Delaware Court, presented in writing to the Escrow Agent by the prevailing party, which



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         order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Escrow Agent or (ii) the Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all losses which it may incur by reason of so acting. The Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorney's fees and expenses) incurred in connection with such proceeding shall be paid by Allied Capital; provided, however, that in the event that Allied Capital pays any amount of such fees and expenses and is the prevailing party, then in such event, Allied Capital shall have the right to collect such payment, jointly and severally, from the Purchasers whose actions were determined by the Delaware Court to be in violation of this Agreement. Allied Capital and Purchasers shall use their reasonable best efforts to resolve any such disputes or conflicting claims in an effort to determine the proper disbursement of the Escrow Fund.

         6. Successor Escrow Agent. The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering notice of its resignation to the Purchasers and Allied Capital, and delivering the Escrow Fund to a successor Escrow Agent jointly designated by the Purchasers and Allied Capital in writing, or if the parties cannot agree on the successor Escrow Agent within thirty (30) calendar days of the notice, to the Delaware Court, whereupon the resigning Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. After the resignation of any Escrow Agent, the provision of the Agreement limiting the liability of the Escrow Agent and indemnifying the

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Escrow Agent against liabilities, costs, fees and expenses (including legal fees and expenses) shall continue to inure to the benefit of the resigned Escrow Agent with respect to any action or omission taken or made by it while it was the Escrow Agent under this Escrow Agreement.

         7. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be deemed effective when delivered by hand, or when telecopied with receipt confirmed, or when properly delivered by a nationally recognized commercial overnight delivery service, prepaid, as follows:

                  If to Allied Capital:

                           Allied Capital Corporation
                           1919 Pennsylvania Avenue, N.W.
                           Washington, DC  20006
                           ATTN:  Daniel L. Russell
                           FAX:  202/659-2053

                  With a concurrent copy to:

                           Sutherland Asbill & Brennan LLP
                           1275 Pennsylvania Avenue, N.W.
                           Washington, DC  20004-2415
                           ATTN;  James D. Darrow
                           FAX:  202/637-3593

                  If to the Purchasers:

                           The Hillman Group, Inc.
                           10590 Hamilton Avenue
                           Cincinnati, OH  45231
                           ATTN:  Debbie Haidet - RE:  Max W. Hillman, Jr.
                           FAX:  513-851-5585

                  And to

                           The Hillman Group, Inc.
                           10590 Hamilton Avenue
                           Cincinnati, OH  45231
                           ATTN:  Debbie Haidet - RE:  Richard P. Hillman
                           FAX:  513-851-5585

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                  And to

                           The Hillman Group, Inc.
                           10590 Hamilton Avenue
                           Cincinnati, OH  45231
                           ATTN:  Debbie Haidet - RE:  Gary Seeds
                           FAX:  513-851-5585

                  And to

                           The Hillman Group, Inc.
                           10590 Hamilton Avenue
                           Cincinnati, OH  45231
                           ATTN:  Debbie Haidet - RE:  Dennis Blake
                           FAX:  513-851-5585

                  And to

                           John McDonnell
                           23600 Edgeview Court
                           Barrington, IL 60010
                           FAX: 847-304-8108


                  If to the Escrow Agent:

                           Citibank, N.A.
                           120 Broadway 2nd Floor
                           New York, NY  10271
                           ATTN:  Kerry McDonough
                           FAX:  212/266-4550

                  With a concurrent copy to:

                           Patterson, Belknap, Webb & Tyler LLP
                           1133 Avenue of the Americas
                           New York, NY  10036
                           ATTN:  Herman H. Raspe, Esq.
                           FAX:  212/336-2222

         Such notice addresses and telecopy numbers may be changed upon written notice to the other parties hereto.

         8. Severability. Any provision of this Escrow Agreement which may be determined by the Delaware Court to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability in any jurisdiction without invalidating or rendering unenforceable the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. It is expressly understood, however, that the parties hereto intend each and every provision of this Escrow Agreement to be valid and enforceable and hereby knowingly waive all rights to object to any provision of this Escrow Agreement.

         9. Assignment. This Escrow Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, and shall not be enforceable by or inure to the benefit of any third party. No party may assign any of its rights or obligations under this Escrow Agreement without the written consent of the other parties or except as specifically contemplated herein. Any assignment in violation of this Section 9 shall be null and void.

         10. Amendments; Termination. This Escrow Agreement may only be modified or terminated by a writing signed by all of the parties hereto, and no waiver hereunder shall be effective unless in writing signed by the party to be charged.

         11. Counterparts. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Escrow Agreement may be executed and delivered in counterpart signature pages and delivered via facsimile transmission, and any such counterpart executed and delivered via facsimile transmission shall be deemed an original for all intents and purposes.

         12. Governing Law. This Escrow Agreement shall be governed by and constituted under the laws of the State of Delaware, without regard to Delaware conflict of laws principles. Any judicial proceeding brought against any of the parties to this Escrow Agreement relating to a dispute arising out of this Escrow Agreement will be brought exclusively in the Delaware Court and by its execution and delivery of this Escrow Agreement, each party hereto accepts the exclusive jurisdiction of the Delaware Court, and hereby waives any right it may have to a jury trial, or objection to venue or inconvenient forum. The provisions of this Section 12 shall survive termination of this Escrow Agreement.

         13.      Miscellaneous.

                  (a) The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.

                  (b) Each of Allied Capital and the Purchasers hereby represents and warrants (i) that this Escrow Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation, and (ii) that the execution, delivery and performance of this Escrow Agreement by it does not violate any applicable law or regulation and does not breach or violate any other agreements it is a party to.

                  (c) This Escrow Agreement shall constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements in regard thereto.

                  (d) This Agreement shall terminate upon the distribution of all Escrow Funds held hereunder. The provisions of Sections 5, 6 and 12 shall survive termination of this Escrow Agreement and/or the resignation or removal of the Escrow Agent.

                  (e) The Escrow Agent does not have any interest in the Escrow Fund deposited hereunder but is serving as escrow holder only and having only possession thereof. Allied Capital shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Fund incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent any amounts that it is obligated to pay in the way of such taxes. Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide the Escrow Agent with appropriate W-9 forms for tax I.D. number certifications, or W-8 forms for non-resident alien certifications. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on investment of funds which are a part of the Escrow Fund and is not responsible for any other reporting. Any income taxes generated from the Escrow Fund shall be paid by the Purchasers in the same proportion as shown on Exhibit D, and the Escrow Agent shall deliver Form 1099 with the respective amounts to and in the name of each Purchaser.

         IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the day and year first above-written:

                          ALLIED CAPITAL CORPORATION



                          BY: /s/ JOAN SWEENEY
                             -------------------------------
                          NAME: Joan Sweeney
                               -----------------------------
                          TITLE: Managing Director
                                ----------------------------

                          /s/ MAX W. HILLMAN, JR.
                          ----------------------------------
                          Max W. Hillman, Jr., individually
                          and acknowledging the appointment
                          as a representative hereunder

                          ----------------------------------
                          Tax ID Number

                           /s/ RICHARD P. HILLMAN
                          ----------------------------------
                          Richard P. Hillman

                          ----------------------------------
                          Tax ID Number

                           /s/ GARY SEEDS
                          ----------------------------------
                          Gary Seeds

                          ----------------------------------
                          Tax ID Number

                           /s/ DENNIS BLAKE
                          ----------------------------------
                          Dennis Blake

                          ----------------------------------
                          Tax ID Number

                           /s/ JOHN MCDONNELL
                          ----------------------------------
                          John McDonnell, individually
                          and acknowledging the appointment
                          as a representative hereunder

                          ----------------------------------
                          Tax ID Number


                          CITIBANK, N.A.


                          BY: /s/ JOHN P. HOWARD
                             -------------------------------
                          NAME: John P. Howard
                               -----------------------------
                          TITLE: Vice President
                                ----------------------------

STATE OF OHIO:
                                       ss:
COUNTY OF HAMILTON:




         I, Sandra R. Harrod, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that Max W. Hillman, Jr. personally came before me and is the same person whose name is subscribed to the foregoing agreement, who, has appeared before me this day in person and acknowledged that he signed and delivered the said agreement as his own free and voluntary act for the uses and purposes therein set forth.

         Given under my hand and Notarial Seal this 21st day of June, 2001.

                                                     /s/ SANDRA R. HARROD
                                                     --------------------
                                                     Notary Public


My commission expires:  12-12-04

STATE OF OHIO:
                                       ss:
COUNTY OF HAMILTON:




         I, Sandra R. Harrod, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that Richard P. Hillman, Jr. personally came before me and is the same person whose name is subscribed to the foregoing agreement, who, has appeared before me this day in person and acknowledged that he signed and delivered the said agreement as his own free and voluntary act for the uses and purposes therein set forth.

         Given under my hand and Notarial Seal this 21st day of June, 2001.

                                                     /s/ SANDRA R. HARROD
                                                     --------------------
                                                     Notary Public


My commission expires:  12-12-04

STATE OF OHIO:
                                       ss:
COUNTY OF HAMILTON:




         I, Sandra R, Harrod, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that Gary Seeds personally came before me and is the same person whose name is subscribed to the foregoing agreement, who, has appeared before me this day in person and acknowledged that he signed and delivered the said agreement as his own free and voluntary act for the uses and purposes therein set forth.

         Given under my hand and Notarial Seal this 21st day of June, 2001.

                                                     /s/ SANDRA R. HARROD
                                                     --------------------
                                                     Notary Public


My commission expires:  12-12-04

STATE OF OHIO:
                                       ss:
COUNTY OF HAMILTON:




         I, Sandra R. Harrod, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that Dennis Blake personally came before me and is the same person whose name is subscribed to the foregoing agreement, who, has appeared before me this day in person and acknowledged that he signed and delivered the said agreement as his own free and voluntary act for the uses and purposes therein set forth.

         Given under my hand and Notarial Seal this 21st day of June, 2001.

                                                     /s/ SANDRA R. HARROD
                                                     --------------------
                                                     Notary Public


My commission expires:  12-12-04

STATE OF ILLINOIS:
                                       ss:
COUNTY OF LAKE:




         I, Patti M. Day, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that John McDonnell, personally came before me and is the same person whose name is subscribed to the foregoing agreement, who, has appeared before me this day in person and acknowledged that he signed and delivered the said agreement as his own free and voluntary act for the uses and purposes therein set forth.

         Given under my hand and Notarial Seal this 21st day of June, 2001.

                                                     /s/ PATTI M. DAY
                                                     --------------------
                                                     Notary Public


My commission expires:  2-19-03